UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2007

Dhanoa Minerals Ltd.
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(Exact name of registrant as specified in its charter)

Nevada	333-129864	98-0470528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Martin Grove Road, Toronto, Ontario, Canada M9W 4X4
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-416-838-4348

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 12, 2007, Mr. Michael Dehn has resigned as a director of Dhanoa Minerals Ltd. (the “Company”). There have been no disagreements between the Company and Mr. Dehn regarding the Company’s operations, policies or practices. The Board of Directors of the Company has appointed Mr. Lee A. Balak as a director to fill the vacancy created by the resignation of Mr. Dehn.

Mr. Lee A. Balak was appointed to be Director of the Company on May 12, 2007. From June of 2005 to January of 2007, Mr. Balak has served as the President of Britannica Resources Corp., a Canadian mining exploration company (symbol BRR.V ). He is still serving as a Director of Britannica. From February 1996 to June of 2004, Mr. Balak served as a director and as the Chief Executive Officer and President of Power Technology Inc. (symbol PWTC). He remained as a consultant to Power Technology Inc. until January of 2005. From February 2000 to December 6, 2002, Mr. Balak has served as a director and President of Fluidic/Microwave Systems, Inc., a Nevada corporation. Mr. Balak was the owner and President of No. 90 Corporate Ventures, a Canadian corporation located in Vancouver, B.C.. From 1983 to 1993, he was a corporate finance consultant. From 1977 to 1982, he was a registered representative of Canarim Investment Corporation. Mr. Balak attended the University of Winnipeg.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

  (c) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2007

Dhanoa Minerals Ltd.

By:  /s/ Paul Roberts
Name:  Paul Roberts
Title:   Chief Executive Officer and President